Exhibit 99.1

Goodrich Petroleum Announces Fourth Quarter and Year-End 2019 Results

HOUSTON, March 5, 2020 /PRNewswire/ -- Goodrich Petroleum Corporation (NYSE American: GDP) (the "Company") today announced fourth quarter and year-end 2019 financial and operating results.

THE COMPANY HAS POSTED A NEW PRESENTATION ON THE COMPANY'S WEBSITE WHICH WILL BE REVIEWED ON THE EARNINGS CONFERENCE CALL. INVESTORS CAN ACCESS THE SLIDES AT:

http://goodrichpetroleumcorp.investorroom.com/presentations

HIGHLIGHTS

  Adjusted EBITDA was $20.9 million for the quarter and $79.0 million for the year. Discretionary cash flow ("DCF"), defined as net cash provided by operating activities before changes in working capital, was $19.8 million in the quarter and $75.5 million for the year;
  The Company had a net loss of $0.9 million for the quarter and net income of $13.3 million ($1.09 per basic or $0.96 per diluted share) for the year;
  Return on Capital Employed ("ROCE"), defined as trailing twelve month earnings before interest and taxes ("EBIT") divided by total assets less current liabilities, was 12.4% for the year;
  Production for the quarter grew 6.5% sequentially to an average of approximately 145,000 Mcfe per day, versus an average of approximately 136,000 Mcfe per day in the third quarter of 2019. For the year, production grew by 85% over the previous year to approximately 131,000 Mcfe per day;
  Average realized price received in the quarter was $2.53 per Mcfe, which included cash settled derivatives, and cash operating expense was $0.97 per Mcfe, generating a cash margin of 62%. Average realized price for the year was $2.68 per Mcfe, which included cash settled derivatives, and cash operating expense was $1.04 per Mcfe for the year, generating a cash margin of 61%;
  Proved reserves grew by 8% over the previous year to 517 Bcfe. SEC PV10 at year-end 2019 was $297 million. Proved developed producing reserves comprised 28% of the total and 54% of PV10;
  Capital expenditures for the quarter and year were $18.5 million and $98.4 million, respectively; and
  We conducted drilling or completion operations on 16 wells, adding 3 gross (1.85 net) and 9 gross (7.2 net) wells to production in the quarter and year respectively, all in the core of the Haynesville Shale Trend.

RESERVES

The Company announced that proved oil and natural gas reserves as of December 31, 2019 increased by 8% to 517 billion cubic feet equivalent ("Bcfe") versus 480 Bcfe at year-end 2018. The present value, using a 10% discount rate of the future net cash flows ("PV10"), was $297 million. Proved developed producing PV10 comprised 54% of total PV10. Oil and natural gas prices used to determine proved reserves were $55.69 per barrel of oil and $2.58 per MMBtu of natural gas, pursuant to Securities and Exchange Commission ("SEC") guidelines.

The Company had reserve additions of 218 Bcfe, production of 48 Bcfe and negative revisions of 133 Bcfe primarily from the transfer to probable of proved undeveloped ("PUD") reserves due to the SEC's five year rule. Drilling and completion capital expenditures in 2019 were $97.9 million, for an organic finding and development cost of $0.45 per Mcfe. Proved developed reserve additions had a finding and development cost of $1.09 per Mcfe.

FINANCIAL RESULTS

Cash Flow

Adjusted EBITDA was $20.9 million in the quarter, compared to $21.4 million in the prior year period. Adjusted EBITDA for the year was $79.0 million versus $48.0 million in the prior year.

Discretionary cash flow ("DCF"), defined as net cash provided by operating activities before changes in working capital, was $19.8 million in the quarter, compared to $20.0 million in the prior year period. DCF was $75.5 million for the year, versus $46.3 million in the prior year.

(See accompanying tables at the end of this press release that reconcile Adjusted EBITDA and DCF, each of which are non-US GAAP financial measures, to their most directly comparable US GAAP financial measure.)

Net Income (Loss)

Net loss for the quarter was $0.9 million, or ($0.08) per basic and fully diluted share, versus net income of $8.1 million, or $0.68 per basic and $0.58 per fully diluted share in the prior year period. Net income for the year was $13.3 million, or $1.09 per basic and $0.96 per fully diluted share, versus net income of $1.8 million, or $0.15 per basic and $0.13 per fully diluted share in the prior year.

Production

Production totaled 13.3 Bcfe in the quarter, or an average of approximately 145,000 Mcfe (98% natural gas) per day, versus 9.1 Bcfe, or an average of approximately 99,000 Mcfe (97% natural gas) per day in the prior year period. Production for the year was 47.7 Bcfe, or an average of approximately 131,000 Mcfe per day (98% natural gas), versus 25.7 Bcfe, or an average of approximately 71,000 Mcfe (95% natural gas) per day in the prior year.

Revenues

Oil and natural gas revenues adjusted for cash settled derivatives totaled $33.6 million in the quarter, comprised of $30.2 million of realized oil and natural gas revenues and $3.4 million of cash settled derivatives. The average realized price per unit was $2.27 per Mcfe ($2.14 per Mcf of natural gas and $58.52 per barrel of oil) or $2.53 per Mcfe when including cash settled derivatives, versus $3.72 per Mcfe ($3.50 per Mcf of natural gas and $64.57 per barrel of oil) or $3.45 per Mcfe when including cash settled derivatives in the prior year.

Oil and natural gas revenues adjusted for cash settled derivatives totaled $127.9 million for the year, comprised of $118.3 million of oil and natural gas revenues and $9.6 million of cash settled derivatives. The average realized price per unit was $2.48 per Mcfe ($2.31 per Mcf of natural gas and $60.77 per barrel of oil) or $2.68 per Mcfe when including cash settled derivatives, versus $3.42 per Mcfe ($2.99 per Mcf of natural gas and $67.93 per barrel of oil), or $3.29 per Mcfe when including cash settled derivatives in the prior year.

(See accompanying table at the end of this press release that reconciles oil and natural gas revenues adjusted for cash settled derivatives, which is a non-US GAAP financial measure, to its most directly comparable US GAAP financial measure.)

Operating Expenses

Lease operating expense ("LOE") was $3.5 million in the quarter, or $0.26 per Mcfe, which included $0.4 million, or $0.03 per Mcfe for workovers. LOE was $2.8 million, or $0.31 per Mcfe, in the prior year period, which included $0.5 million, or $0.05 per Mcfe, for workovers. For the year, LOE totaled $12.4 million, or $0.26 per Mcfe, which included $1.3 million, or $0.03 per Mcfe, for workovers, versus $10.4 million, or $0.41 per Mcfe in the prior year, which included $1.4 million, or $0.06 per Mcfe, for workovers.

Production and other taxes were $0.07 million in the quarter, or $0.05 per Mcfe, versus $0.3 million, or $0.04 per Mcfe, in the prior year period. For the year, production and other taxes totaled $2.6 million, or $0.05 per Mcfe, versus $2.6 million, or $0.10 per Mcfe, in the prior year.

Transportation and processing expense was $5.1 million in the quarter, or $0.39 per Mcfe, versus $4.3 million, or $0.47 per Mcfe, in the prior year period. For the year, transportation and processing expense totaled $20.7 million, or $0.43 per Mcfe, versus $11.0 million, or $0.43 per Mcfe, in the prior year.

Depreciation, depletion and amortization ("DD&A") expense was $14.2 million in the quarter, or $1.06 per Mcfe, versus $9.9 million, or $1.08 per Mcfe, in the prior year period. For the year, DD&A expense totaled $50.7 million, or $1.06 per Mcfe, versus $26.8 million, or $1.04 per Mcfe, in the prior year.

General and Administrative ("G&A") expense was $5.3 million in the quarter, or $0.40 per Mcfe, versus $5.0 million, or $0.55 per Mcfe, in the prior year period. G&A expense payable in cash was $3.7 million in the quarter, or $0.28 per Mcfe, versus $3.3 million or $0.36 per Mcfe, in the prior year period. For the year, G&A expense totaled $20.8 million, or $0.44 per Mcfe, versus $19.7 million, or $0.76 per Mcfe, in the prior year. G&A expense payable in cash for the year was $14.5 million, or $0.30 per Mcfe, versus $13.2 million, or $0.51 per Mcfe, in the prior year.

G&A expense related to non-cash, stock based compensation totaled $1.6 million in the quarter, or $0.12 per Mcfe, versus $1.7 million, or $0.19 per Mcfe, in the prior year period. For the year, G&A expense related to non-cash, stock based compensation totaled $6.3 million, or $0.14 per Mcfe, versus $6.4 million, or $0.25 per Mcfe, in the prior year.

(See accompanying table at the end of this press release that reconciles G&A expense payable in cash, which is a non-US GAAP financial measure, to its most directly comparable US GAAP financial measure.)

Operating Income

Operating income adjusted for cash settled derivatives was $4.8 million for the quarter, which included $3.4 million for cash settled derivatives. Operating income, defined as revenues minus operating expenses, totaled $1.4 million in the quarter. Operating income adjusted for cash settled derivatives of $9.6 million for the year was $20.7 million.

(See accompanying table at the end of this press release that reconciles operating income adjusted for cash settled derivatives, which is a non-US GAAP financial measure, to its most directly comparable US GAAP financial measure.)

Interest Expense

Interest expense totaled $2.0 million in the quarter, which included interest payable in cash of $1.2 million incurred on the Company's credit facility and non-cash interest of $0.8 million, which included $0.4 million paid-in-kind interest and $0.4 million amortization of debt discount and issuance costs incurred on the Company's second lien notes. Interest expense was $3.4 million in the prior year period, which included interest payable in cash of $0.4 million incurred on the Company's credit facility and non-cash interest of $3.0 million, which included $1.8 million paid-in-kind interest and $1.2 million amortization of debt discount on the Company's second lien notes.

Interest expense for the year totaled $11.0 million, which included interest payable in cash of $3.9 million incurred on the Company's credit facility and non-cash interest of $7.1 million, which included $4.0 million paid-in-kind interest and $3.1 million amortization of debt discount and issuance costs on the Company's second lien notes. Interest expense was $11.9 million in the prior year, which included interest payable in cash of $1.0 million incurred on the Company's credit facility and non-cash interest of $10.9 million, which included $6.7 million paid-in-kind interest and $4.2 million amortization of debt discount and issuance costs on the Company's second lien notes.

(See accompanying table at the end of this press release that reconciles interest payable in cash, which is a non-US GAAP financial measure, to its most directly comparable US GAAP financial measure.)

Capital Expenditures

Capital expenditures totaled $18.5 million in the quarter, of which $18.3 million was spent on drilling and completion costs and $0.2 million on asset retirement obligations and other expenditures. For the year, capital expenditures totaled $98.4 million, of which $97.9 million was spent on drilling and completion costs and $0.5 million for asset retirement obligations and other expenditures. The Company's Board of Directors will review the Company's preliminary capital expenditure budget for 2020 quarterly and adjust, if necessary, based on commodity prices and the goal of free cash flow generation from moderate growth in volumes and a further reduction in per unit costs.

Balance Sheet

The Company exited the year with $1.5 million of cash, $92.9 million outstanding under the Company's senior credit facility and total principal debt outstanding, including the senior credit facility and the second lien notes, of $105.9 million.

Crude Oil and Natural Gas Derivatives

The Company had a loss of $0.4 million on its derivatives not designated as hedges in the quarter, which was comprised of a $3.4 million gain on cash derivative settlements and a $3.8 million loss from the change in fair value of our natural gas and oil derivative contracts. The Company had a loss of $0.6 million on its derivatives not designated as hedges in the prior year period, comprised of a $2.5 million realized loss on derivative settlements and a $1.9 million gain from the change in fair value of our natural gas and oil derivative contracts.

For the year ended December 31, 2019, the Company had a gain of $15.0 million on its derivatives not designated as hedges, which was comprised of a gain of $9.6 million on cash derivative settlements and a $5.4 million gain from the change in fair value of our natural gas and oil derivative contracts versus a loss of $4.0 million during the prior year, representing a $3.2 million realized loss on derivative settlements and a $0.8 million loss from the change in fair value of our natural gas and oil derivative contracts.

OTHER INFORMATION

In this press release, the Company refers to several non-US GAAP financial measures, including Adjusted EBITDA, DCF, Return on Capital Employed ("ROCE"), operating income adjusted for cash settled derivatives, oil and natural gas revenues adjusted for cash settled derivatives and G&A expense payable in cash. Management believes Adjusted EBITDA, DCF and ROCE are good financial indicators of the Company's performance and ability to internally generate operating funds. DCF should not be considered an alternative to net cash provided by operating activities, as defined by US GAAP. Adjusted EBITDA should not be considered an alternative to net income (loss) applicable to common stock, as defined by US GAAP. Operating income adjusted for cash settled derivatives should not be considered an alternative for operating income, as defined by US GAAP. Oil and natural gas revenues adjusted for cash settled derivatives should not be considered an alternative for oil and natural gas revenues, as defined by US GAAP. G&A payable in cash should not be considered an alternative to general and administrative expense, as defined by US GAAP. Management believes that all of these non-US GAAP financial measures provide useful information to investors because they are monitored and used by Company management and widely used by professional research analysts in the valuation and investment recommendations of companies within the oil and gas exploration and production industry.

Unless otherwise stated, oil production volumes include condensate.

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. They are subject to various risks, such as financial market conditions, changes in commodities prices and costs of drilling and completion, operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas, as well as other risks discussed in detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and other subsequent filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Goodrich Petroleum is an independent oil and natural gas exploration and production company listed on the NYSE American under the symbol "GDP".

GOODRICH PETROLEUM CORPORATION
SELECTED INCOME AND PRODUCTION DATA
(In thousands, except per share amounts)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Volumes
Natural gas (MMcf)	13,089	8,843	46,712	24,444
Oil and condensate (MBbls)	37	48	171	217
Mmcfe - Total	13,313	9,129	47,737	25,746

Mcfe per day	144,704	99,227	130,787	70,537

Reconciliation of Oil and natural gas revenues adjusted for cash settled derivatives (non-US GAAP)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Oil and natural gas revenues (US GAAP)	$ 30,160	$ 33,985	$ 118,353	$ 87,943
Net cash received in (paid for) settlement of derivative instruments	3,425	(2,499)	9,560	(3,236)
Oil and natural gas revenues adjusted for cash settled derivatives	$ 33,585	$ 31,486	$ 127,913	$ 84,707

Oil and natural gas revenues	$ 30,160	$ 33,985	$ 118,353	$ 87,943
Other	1	(78)	(3)	53
	$ 30,161	$ 33,907	$ 118,350	$ 87,996

Operating Expenses
Lease operating expense (LOE excluding workovers - $3,109, $2,368, $11,087, $9,027, respectively)	3,469	2,827	12,371	10,446
Production and other taxes	695	337	2,573	2,605
Transportation and processing	5,141	4,304	20,703	11,046
Depreciation, depletion and amortization	14,172	9,875	50,722	26,809
General and administrative (payable in cash - $3,724, $3,269, $14,473, $13,220, respectively)	5,333	5,020	20,775	19,663
Other	(73)	(98)	106	7
Operating income	1,424	11,642	11,100	17,420

Other income (expense)
Interest expense (payable in cash - $1,208, $432, $3,902, $961, respectively)	(1,965)	(3,434)	(11,001)	(11,944)
Interest income (expense) and other	1	398	25	508
Loss (gain) on commodity derivatives not designated as hedges	(387)	(594)	15,010	(3,986)
Loss on early extinguishment of debt	-	-	(1,846)	-
	(2,351)	(3,630)	2,188	(15,422)

Reorganization loss	-	-	-	(305)

Income (loss) before income taxes	(927)	8,012	13,288	1,693
Income tax benefit	-	57	-	57
Net income (loss)	$ (927)	$ 8,069	$ 13,288	$ 1,750

Discretionary cash flow (see non-US GAAP reconciliation) (1)	$ 19,820	$ 19,975	$ 75,482	$ 46,272

Adjusted EBITDA (see calculation and non-US GAAP reconciliation) (2)	$ 20,948	$ 21,352	$ 78,953	$ 47,950

Weighted average common shares outstanding - basic	12,307	11,872	12,233	11,622
Weighted average common shares outstanding - diluted (3)	12,307	14,005	13,895	13,655

Income (loss) per share
Net income (loss) - basic	$ (0.08)	$ 0.68	$ 1.09	$ 0.15
Net income (loss) - diluted	$ (0.08)	$ 0.58	$ 0.96	$ 0.13

(1) Discretionary cash flow is defined as net cash provided by operating activities before changes in operating assets and liabilities. Management believes that the non-US GAAP measure of discretionary cash flow is useful as an indicator of an oil and natural gas exploration and production company's ability to internally fund exploration and development activities and to service or incur additional debt. The company has also included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Operating cash flow should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with US GAAP.

(2) Adjusted EBITDA is defined as earnings before interest expense, income and similar taxes, DD&A, share based compensation expense and impairment of oil and natural gas properties. In calculating adjusted EBITDA, reorganization gains/losses and gains/losses on commodity derivatives not designated as hedges net of cash received or paid in settlement of derivative instruments are also excluded. Other excluded items include interest income and other, adjustments per our 2019 Senior Credit Facility agreement for operating leases under ASC 842 and any other extraordinary non-cash gains/losses.

(3) Fully diluted shares excludes approximately 2.1 million and 0.6 million potentially dilutive instruments that were anti-dilutive for the three months and year ended December 31, 2019, respectively, and 1.9 million potentially dilutive instruments that were anti-dilutive for the three months and year ended December 31, 2018.

GOODRICH PETROLEUM CORPORATION
Per Unit Sales Prices and Costs (Unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Average sales price per unit:
Oil (per Bbl)
Including net cash received from/paid to settle oil derivatives	$ 54.15	$ 59.32	$ 56.78	$ 59.27
Excluding net cash received from/paid to settle oil derivatives	$ 58.52	$ 64.57	$ 60.77	$ 67.93
Natural gas (per Mcf)
Including net cash received from/paid to settle natural gas derivatives	$ 2.41	$ 3.24	$ 2.53	$ 2.94
Excluding net cash received from/paid to settle natural gas derivatives	$ 2.14	$ 3.50	$ 2.31	$ 2.99
Oil and natural gas (per Mcfe)
Including net cash received from/paid to settle oil and natural gas derivatives	$ 2.53	$ 3.45	$ 2.68	$ 3.29
Excluding net cash received from/paid to settle oil and natural gas derivatives	$ 2.27	$ 3.72	$ 2.48	$ 3.42

Costs Per Mcfe
Lease operating expense ($0.23, $0.26, $0.23 and $0.35 per Mcfe excluding workovers, respectively)	$ 0.26	$ 0.31	$ 0.26	$ 0.41
Production and other taxes	$ 0.05	$ 0.04	$ 0.05	$ 0.10
Transportation and processing	$ 0.39	$ 0.47	$ 0.43	$ 0.43
Depreciation, depletion and amortization	$ 1.06	$ 1.08	$ 1.06	$ 1.04
General and administrative (payable in cash - $0.28, $0.36, $0.30, and $0.51, respectively)	$ 0.40	$ 0.55	$ 0.44	$ 0.76
Other	$ (0.01)	$ (0.01)	$ -	$ -
	$ 2.16	$ 2.44	$ 2.25	$ 2.74
.
Note: Amounts on a per Mcfe basis may not total due to rounding.

GOODRICH PETROLEUM CORPORATION
Cash Flow Data (In thousands)

Reconciliation of discretionary cash flow and net cash provided by operating activities (non-US GAAP)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Net cash provided by operating activities (US GAAP)	$ 22,224	$ 12,451	$ 79,071	$ 49,186
Net changes in working capital	2,404	(7,524)	3,589	2,914
Discretionary cash flow (1)	$ 19,820	$ 19,975	$ 75,482	$ 46,272

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ (927)	$ 8,069	$ 13,288	$ 1,750
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depletion, depreciation and amortization	14,172	9,875	50,722	26,809
Right of use asset depreciation	313	-	1,252	-
Deferred income taxes	-	(57)	-	(57)
(Gain) loss on derivatives not designated as hedges	387	594	(15,010)	3,986
Net cash received (paid) for settlement of derivative instruments	3,425	(2,499)	9,560	(3,236)
Share based compensation (non-cash)	1,635	1,781	6,400	6,545
Amortization of finance cost, debt discount, paid in-kind interest and accretion	757	3,002	7,097	10,983
Loss on early extinguishment of debt	-	-	1,846	-
Loss (gain) from material transfers & inventory write-downs	58	(9)	327	(32)
Reorganization items (non-cash)	-	(781)	-	(476)
Change in assets and liabilities:
Accounts receivable, trade and other, net of allowance	(201)	370	6	835
Accrued oil and gas revenue	(1,443)	(5,209)	3,119	(9,506)
Prepaid expenses and other	(157)	(18)	35	(249)
Inventory	(45)	-	(45)	-
Accounts payable	3,158	(4,434)	614	8,530
Accrued liabilities	1,092	1,767	(140)	3,304
Net cash provided by operating activities	22,224	12,451	79,071	49,186
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(25,102)	(19,983)	(99,301)	(105,088)
Proceeds from sale of assets	-	(81)	1,334	26,839
Net cash used in investing activities	(25,102)	(20,064)	(97,967)	(78,249)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of bank borrowings	-	-	(49,500)	(16,723)
Proceeds from bank borrowings	5,000	12,000	115,400	27,000
Repayments of Convertible Second Lien Notes	-	-	(56,728)	-
Proceeds from New 2L Notes	-		12,000
Issuance cost, net	(279)	1	(2,795)	(49)
Purchase of treasury stock and other	(1,551)	(2,251)	(2,097)	(3,089)
Net cash provided by financing activities	3,170	9,750	16,280	7,139
Net increase (decrease) in cash and cash equivalents	292	2,137	(2,616)	(21,924)
Cash and cash equivalents, beginning of period	1,160	1,931	4,068	25,992
Cash and cash equivalents, end of period	$ 1,452	$ 4,068	$ 1,452	$ 4,068

GOODRICH PETROLEUM CORPORATION
Other Information and Reconciliations (In thousands)

Supplemental Balance Sheet Data (unaudited)

	As of
	December 31, 2019

Cash and cash equivalents	$ 1,452

Long-term debt, net	$ 104,435
Unamortized debt discount and issuance cost	1,434
Total principal amount of debt	$ 105,869

Reconciliation of Net income (loss) to Adjusted EBITDA (non-US GAAP)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Net income (loss) (US GAAP)	$ (927)	$ 8,069	$ 13,288	$ 1,750
Depreciation, depletion and amortization ("DD&A")	14,172	9,875	50,722	26,809
Income tax benefit	-	(57)	-	(57)
Stock compensation expense (non-cash)	1,635	1,782	6,400	6,545
Interest expense	1,965	3,434	11,001	11,944
Loss (gain) on derivatives not designated as hedges	387	594	(15,010)	3,986
Net cash received in (paid for) settlement of derivative instruments	3,425	(2,499)	9,560	(3,236)
Loss on early extinguishment of debt	-	-	1,846	-
Other excluded items **	291	154	1,146	209
Adjusted EBITDA (2)	$ 20,948	$ 21,352	$ 78,953	$ 47,950

**  Other items include $0.3 million, zero, $1.2 million and zero, respectively, from the impact of accounting for operating leases under ASC 842 as well as interest income, reorganization items and other non-recurring income and expense.

Reconciliation of Return on Capital Employed ("ROCE") (non-US GAAP)

For the trailing 12 months ended December 31, 2019
Net income (US GAAP)	$ 13,288
Add: Interest expense	11,001
Earnings before Interest and Income Taxes ("EBIT") (non-US GAAP)	$ 24,289

As of December 31, 2019
Total Assets (US GAAP)	$ 239,318
Less: Current Liabilities (US GAAP)	(42,963)
Capital Employed ("CE") (non-US GAAP)	$ 196,355

Return on Capital Employed (ROCE) (EBIT / CE)	12.4%

Derivative Activity

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Change in fair value of derivatives not designated as hedges	$ (3,812)	$ 1,905	$ 5,450	$ (750)
Net cash received in (paid for) settlement of derivative instruments	3,425	(2,499)	9,560	(3,236)
Net gain (loss) on derivatives not designated as hedges	$ (387)	$ (594)	$ 15,010	$ (3,986)

Reconciliation of interest payable in cash to interest expense

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Interest expense ( US GAAP)	$ 1,965	$ 3,434	$ 11,001	$ 11,944
Amortization of debt discount and issuance cost and paid-in-kind interest	(757)	(3,002)	(7,099)	(10,983)
Interest payable in cash	$ 1,208	$ 432	$ 3,902	$ 961

GOODRICH PETROLEUM CORPORATION
Other Information and Reconciliations continued (In thousands, except per unit amounts)

Reconciliation of capital expenditures (unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net cash used in investing activities (US GAAP)	$ (25,102)	$ (20,064)	$ (97,967)	$ (78,249)
Cash calls utilized	-	-	-	(1,193)
Inventory utilized	-	(237)	-	(1,957)
Cash (proceeds) payments related to sale of assets	-	81	(1,334)	(26,839)
Miscellaneous capitalized costs & ARO adjustments	(318)	(319)	(1,020)	(1,097)
Cost incurred in prior period and paid in current period	13,138	12,038	8,086	10,511
Capital accrual at period end	(6,175)	(8,086)	(6,175)	(8,086)
Total capital expenditures	$ (18,457)	$ (16,587)	$ (98,410)	$ (106,910)

Reconciliation of general & administrative expense payable in cash to general and administrative expense (non-US GAAP)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
General & administrative expense (US GAAP)	$ 5,333	$ 5,020	$ 20,775	$ 19,663
Share based compensation	(1,609)	(1,751)	(6,302)	(6,443)
General & administrative expense payable in cash	$ 3,724	$ 3,269	$ 14,473	$ 13,220
Oil and natural gas production (Mcfe)	13,313	9,129	47,737	25,746
General and administrative expense payable in cash per Mcfe	$ 0.28	$ 0.36	$ 0.30	$ 0.51

Reconciliation of Operating income adjusted for cash settled derivatives (non-US GAAP)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Operating income (US GAAP)	$ 1,424	$ 11,642	$ 11,100	$ 17,420
Net cash received in (paid for) settlement of derivative instruments	3,425	(2,499)	9,560	(3,236)
Operating income adjusted for cash settled derivatives	$ 4,849	$ 9,143	$ 20,660	$ 14,184

Reconciliation of organic finding and development cost per Mcfe (unaudited)

	Year Ended
	December 31, 2019
Drilling and completions capital expenditures	$ 97,954
Proved reserves additions (Mmcfe)	218,016
Organic finding and development cost per Mcfe	$ 0.45

Reconciliation of finding and development cost per Mcfe (unaudited)

	Year Ended
	December 31, 2019
Capital expenditures for wells brought online	$ 100,144
Proved developed reserves additions (Mmcfe)	92,271
Finding and development cost per Mcfe	$ 1.09

CONTACT: Goodrich Petroleum Corporation, (713) 780-9494